EXHIBIT 4.8

                                            FORM OF ISO AGREEMENT

                 NONTRANSFERABLE PERFORMANCE-BASED
                 INCENTIVE STOCK OPTION AGREEMENT


                                   AGREEMENT dated as of October __, 1996,
                         between BPC HOLDING CORPORATION, a Delaware corporation (the "Company"), and [NAME] (the "Optionee," which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require).


          The Optionee is an employee of Berry Plastics Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Berry"), or of one of the wholly-owned subsidiaries of Berry. The Company desires to further the growth and success of the Company and its subsidiaries by enabling the Optionee to acquire shares of Class B Nonvoting Common Stock, $0.01 par value (the "Class B Stock"), of the Company, thereby increasing the Optionee's personal interest in such growth and success, and to provide a means of rewarding outstanding performance by the Optionee. Therefore, pursuant to the 1996 Stock Option Plan of the Company (the "Plan"), the Company has, acting through its Board of Directors (the "Board") or, if established, its Stock Option Committee (the "Committee"), granted to the Optionee, effective as of the date first set forth above, an option to purchase the Option Shares at the Option Price (as such terms are defined below), such option to be for the term and upon the terms and conditions hereinafter stated.

          NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

          1. OPTION; OPTION PRICE. The Company hereby grants to the Optionee an option (the "Option") to purchase, upon and subject to the terms and conditions of this Agreement and the Plan (which are incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement), [NUMBER] shares of Class B Stock (the "Option Shares") at the price of $100.00 per share (the "Option Price"), which Option IS intended to qualify for Federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. TERM. The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall expire on October _, 2003, unless such Option shall theretofore have been terminated in accordance with the terms hereof or the provisions of the Plan.

          3. TIME OF EXERCISE. (a) Unless accelerated in the discretion of the Board (or the Committee, if established) or as otherwise provided herein, the Option shall become exercisable, if at all, pursuant to the following terms:

               (i) one-tenth of the aggregate number of options issued hereunder shall become exercisable on each January 1 (beginning with January 1, 1997) if the Optionee is employed by Berry or one of its subsidiaries on such date; and

               (ii) in addition to the Option Shares that become exercisable pursuant to (i) above, in the event Berry shall have met both of the performance goals set forth below (the "Performance Goals") with respect to any of the fiscal years for 1996, 1997, 1998, 1999 or 2000 (each, a "Fiscal Year"), the Option shall, on and after January 1 following such Fiscal Year, be exercisable for the applicable percentage of Option Shares set forth on SCHEDULE I hereto, provided that such Option Shares shall not be exercisable until after the determination by the Company as to whether the applicable Performance Goals have been achieved. The Performance Goals with respect to any Fiscal Year shall be as follows:

                    (A) Periodic Actual EBITDA (as defined in Section 3(c)) with respect to such Fiscal Year shall be equal to or greater than the amounts set forth on SCHEDULE II hereto with respect to such Fiscal Year; and

                    (B) Cumulative Actual EBITDA (as defined in
          Section 3(c)) with respect to such Fiscal Year shall be equal to or greater than the amounts set forth on SCHEDULE III hereto with respect to such Fiscal Year.

               (b) The number of Option Shares for which the Option is exercisable, as determined in accordance with Section 3(a) above, is intended to be cumulative. The Option shall in no event be exercisable during the 180-day period (the "Offering Period") immediately following the effective date of the Registration Statement on Form S-1 filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for an initial public offering of its Common Stock. Subject to the provisions of Sections 5 and 9 hereof, shares as to which the Option becomes exercisable pursuant to the foregoing provisions may be purchased at any time thereafter prior to the expiration or termination of the Option.

               (c) For purposes of this Agreement, the following terms shall have the following respective meanings:

                    (I) "CUMULATIVE ACTUAL EBITDA" shall, with respect to any Fiscal Year, mean the actual EBITDA (as defined below), determined on a cumulative basis, for all Fiscal Years preceding and including such Fiscal Year.

                   (II) "EBITDA" shall mean the consolidated income of Berry before interest, taxes, depreciation, amortization, gain or loss on the disposal of assets, acquisition or attempted acquisition-related expenses and management fees and miscellaneous costs and expenses payable to First Atlantic Capital, Ltd. ("FACL") pursuant to the Second Amended and Restated Management Agreement dated as of June 18, 1996, between FACL and Berry (determined in accordance with generally accepted accounting principles, consistently applied, with inventory valued on a "first-in, first-out" basis).

                   (III) "PERIODIC ACTUAL EBITDA" shall, with respect to any Fiscal Year, mean EBITDA for such Fiscal Year.

          4. AUTOMATIC TERMINATION OF OPTION. (a) The unexercised portion of any Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                    (i) the seventh anniversary of the date of this Agreement;

                    (ii) the expiration of three months from the date that the Optionee ceases to be an employee or director of, or independent consultant to, Berry or any of its subsidiaries (other than as a result of Involuntary Termination (as defined in subparagraph (iii) below) or a Termination For Cause (as defined in subparagraph (iv) below); PROVIDED, HOWEVER, that if the Optionee shall die during such three-month period, the time of termination of the unexercised portion of such Option shall be the expiration of 12 months from the date that such Optionee ceased to be an employee or director of, or independent consultant to, Berry or any of its subsidiaries;

                    (iii) the expiration of 12 months from the date that the Optionee ceases to be an employee or director of, or independent consultant to, Berry or any of its subsidiaries, if such termination is due to such Optionee's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) (an "Involuntary Termination");

                    (iv) immediately if the Optionee ceases to be an employee or director of, or independent consultant to, Berry or any of its subsidiaries, if such termination is pursuant to a Termination for Cause, and "Termination for Cause" shall mean any termination of the Optionee initiated by the Company or any of its subsidiaries or affiliates as a result of the Optionee's (A) willful misconduct with respect to the business and affairs of the Company or any of its subsidiaries or affiliates, insubordination or willful neglect of duties, including, without limitation, the Optionee's violation of any material policy of the Company or any of its subsidiaries or affiliates or (B) conviction of a crime involving moral turpitude or fraud;

                    (v)  on the effective date of a Corporate
     Transaction (as defined in Section 9(b) of the Plan) to which
     Section 9(b)(ii) of the Plan (relating to assumptions and substitutions of Options) does not apply; PROVIDED, HOWEVER, that an Optionee's right to exercise any Option outstanding prior to such effective date shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such Corporate Transaction and ending on either the actual effective date of such Corporate Transaction or upon receipt of notice from the Company that such Corporate Transaction will not in fact occur; and

                    (vi) except to the extent permitted by Section 9(b)(ii) of the Plan, the date on which the Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

               (b) The Board (or the Committee, if established) shall have the power to determine what constitutes a Termination for Cause (pursuant to the definition in Section 4(a)(iv) above), and the date upon which such Termination For Cause shall occur. All such determinations shall be final and conclusive and binding upon the Optionee.

               (c) The Option shall not be affected by any change of duties or position of the Optionee (including a transfer to or from Berry or one of its subsidiaries), so long as such Optionee continues to be an employee or director of, or independent consultant to, Berry or one of its subsidiaries.

          5.   PROCEDURE FOR EXERCISE.

               (a) The Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the Optionee to the Secretary of the Company, which Notice shall:

                    (i) state that the Optionee elects to exercise the Option;

                    (ii) state that the number of shares with respect to which the Option is being exercised (the "Acquired Shares");

                    (iii)  state the method of payment for the
     Acquired Shares;

                    (iv)  state the date upon which the Optionee
     desires to consummate the purchase (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

                    (v) include any representations of the Optionee required pursuant to Section 10(a) of the Plan;

                    (vi)  if the Option is exercised pursuant to
     Section 9 hereof by any person other than the Optionee, include evidence to the satisfaction of the Board (or the Committee, if established) of the right of such person to exercise the Option;

                    (vii) include a copy of any election filed by the Optionee pursuant to Section 83(b) of the Code; and

                    (viii) include such further provisions consistent with the Plan as the Board (or the Committee, if established) may from time to time require.

               (b) Payment of the Option Price for the Acquired Shares shall be made in cash or by personal or certified check.

          6. SUBSEQUENT ACQUISITIONS. In the event the Company shall at any time after the date hereof acquire, directly or indirectly, all or any substantial portion of another corporation (whether by merger, purchase of stock or assets or otherwise), the Board of Directors shall have the right unilaterally to amend this Agreement by making such modifications to the figures set forth on SCHEDULE II and SCHEDULE III attached hereto, as it shall in good faith determine to be necessary to take account of such acquisition, it being understood and agreed that such modifications shall not affect the exercisability of Option Shares that became exercisable prior to the implementation of such modifications.

          7. NO RIGHTS AS A STOCKHOLDER. The Optionee shall not have any privileges of a stockholder with respect to any Option Shares until the date of acceptance by the Company of payment for the Option Shares pursuant to the Optionee's exercise of the Option.

          8. ADJUSTMENTS. (a) Subject to Section 8(b), if, at any time while the Option is outstanding, the Class B Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Board (or the Committee, if established) shall make appropriate adjustments in the number and class of shares of stock subject to the Option, and the Option Price of the Option. Each such adjustment shall be subject to the provisions of Sections 9(a) and (c) of the Plan (or any similar or successor provisions of the Plan which may be hereafter adopted).

               (b) In the event of the dissolution or liquidation of the Company, or reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the assets of the Company to another person or entity, the provisions of Sections 9(b) and (c) of the Plan (or any similar or successor provisions of the Plan which may be hereafter adopted) shall apply.

          9.   ADDITIONAL PROVISIONS RELATED TO EXERCISE.

               (a) The Option shall be exercisable only on such date or dates, during such period and for such number of shares of Class B Stock as are set forth in this Agreement.

               (b) To exercise the Option, the Optionee shall follow the procedures set forth in Section 5 hereof. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, relating to the shares of Class B Stock issuable upon exercise of the Option, the Optionee shall provide the Company with such representations and warranties as may be required by the Board (or the Committee, if established) to the effect that the Option Shares are being acquired for investment and not with a view to the distribution thereof. No shares of Class B Stock shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

               (c) The Option shall not be affected by any change of duties or position of the Optionee (including transfer to or from a subsidiary), so long as the Optionee continues to be an employee of the Company or one of its subsidiaries. Nothing in the Option granted hereunder shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or its subsidiaries or the stockholders of the Company, as the case may be, to terminate the Optionee's employment or to increase or decrease the Optionee's compensation at any time.

          10. RESTRICTION ON TRANSFER. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 4(a)(iii), by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

          11. RESTRICTIONS IMPOSED ON OPTION SHARES. As a condition precedent to the Company's obligation to issue the Acquired Shares upon exercise by the Optionee of the Option, the Optionee shall have agreed in writing to be bound by and to comply with the provisions of the Stockholders Agreement applicable to a Stockholder and an Employee Stockholder, to the extent then in effect. The Option Shares, upon their issuance, shall be deemed Stock (as defined in the Stockholders Agreement) for all purposes under the Stockholders Agreement, to the extent then in effect.

          12. RESTRICTIVE LEGEND. In order to reflect the restrictions on disposition of the shares acquired upon exercise of the Option (the "Restricted Shares"), all stock certificates representing the Restricted Shares issued shall, if required by the Board (or the Committee, if established), have affixed thereto a legend substantially in the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED,
     HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH
     REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

     "IN ADDITION, THE SALE, TRANSFER, ASSIGNMENT, DISTRIBUTION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF JUNE 18, 1996, AS AMENDED, AMONG BPC HOLDING CORPORATION AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BPC HOLDING CORPORATION."

          13.  MISCELLANEOUS.

               (A) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if
(i) personally delivered or sent by telecopier, sent by nationally-recognized overnight courier or (ii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               (A)  if to the Optionee, to:

				[name]
				[address]; and

               (B)  if to the Company, to:

                    BPC Holding Corporation
                    101 Oakley Street
                    Evansville, Indiana  47710
                    Attention:  Martin R. Imbler
                    Telecopier: (812) 421-9604;

                    with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, New York  10112
                    Attention:  Lawrence G. Graev, Esq.
                    Telecopier: (212) 408-2420;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, sent by telecopier or sent by nationally-recognized overnight courier and (ii) on the third Business Day (as hereinafter defined) following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

               (B) NO WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.
               (C) OPTIONEE UNDERTAKING. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

               (D) MODIFICATION OF RIGHTS. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

               (E) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws.

               (F) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               (G) ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersedes all previously written or oral negotiations, commitments, representations and agreements with respect thereto.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              BPC HOLDING CORPORATION


                              By:________________________________
                                 Name:
                                 Title:



                              THE OPTIONEE:


                              ___________________________________
      			         [NAME]